Exhibit 99.1

Heron Therapeutics Announces $30 Million Private Placement Financing

SAN DIEGO, July 24, 2023 /PRNewswire/ — Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care, announced today that it has entered into a securities purchase agreement to sell in a private placement to institutional investors, led by existing investor Rubric Capital Management LP and including existing and new investors, including Velan Capital, Clearline Capital and Hercules Capital, Inc. (NYSE: HTGC), 20,734,917 shares of its common stock at a purchase price of $1.37 per share, and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 1,162,891 shares of common stock at a purchase price of $1.3699 per pre-funded warrant, which represents the per share offering price for the common stock less the $0.0001 per share exercise price for each share underlying the pre-funded warrant. Gross proceeds of the private placement are expected to be approximately $30.0 million, before deducting expenses. The private placement is expected to close on or about July 25, 2023, subject to the satisfaction of customary closing conditions.

Heron intends to use the net proceeds for working capital and general corporate purposes.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Heron has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in this private placement (the “Resale Shares”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Resale Shares under the resale registration statement will only be by means of a prospectus.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients.

Forward-looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including, but not limited to, Heron’s expectations regarding the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the expected receipt and intended uses of the proceeds from the private placement, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, uncertainties related to market conditions and the completion of the private placement on the anticipated terms or at all; the expected future balances of Heron’s cash, cash equivalents and short-term investments; the expected duration over which Heron’s cash, cash equivalents and short-term investments balances will fund its operations; the extent of the impact of the evolving COVID-19 pandemic on our business; and other risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Heron’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023, and other subsequent documents we file with the SEC, including but not limited to our Quarterly Reports on Form 10-Q. Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Investor Relations and Media Contact:

Ira Duarte

Executive Vice President, Chief Financial Officer

Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400

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